SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 27, 2006 (Date of earliest event reported)	Commission File No.: 0-25969

RADIO ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	52-1166660 (I.R.S. Employer Identification No.)
5900 Princess Garden Parkway,
7th Floor
Lanham, Maryland 20706
(Address of principal executive offices)
(301) 306-1111
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry Into a Material Definitive Agreement
     On April 27, 2006, Radio One, Inc. (“Radio One”) amended its $800 million senior credit facility. The amendment provides for an increase in Radio One’s total leverage ratio for the second quarter of 2006 through fiscal year end 2007 and a reduction in its interest coverage ratio for all of fiscal year 2006 through the first fiscal quarter of 2008. The other material terms and conditions of the senior credit facility, including maturity, interest rate and other financial covenants, were not affected by the amendment.
     A copy of the amendment is attached hereto as Exhibit 10.1. A copy of the press release announcing the amendment is also attached hereto as Exhibit 99.1.

ITEM 9.01. Financial Statements and Exhibits
(c) Exhibits
The following exhibits are filed herewith:

Exhibit Number	Description
10.1	First Amendment to Credit Agreement, dated as of April 26, 2006, by and among Radio One Inc. and the several Lenders named in the Credit Agreement dated as of June 13, 2005 and Wachovia Bank, National Association, as Administrative Agent for the Lenders.
99.1	Press release dated April 27, 2006: Radio One Inc. Amends its $800 Million Senior Credit Facility.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RADIO ONE, INC.
/s/ Scott R. Royster
April 27, 2006	Scott R. Royster
Executive Vice President and Chief Financial Officer

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